UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006
AMDL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100 Tustin, California		92780-7039

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 505-4460
N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 17, 2006, the American Stock Exchange sent a letter to the Registrant stating that the Registrant has made a reasonable demonstration of its ability to regain compliance with the AMEX continued listing standards, and based on that demonstration, the AMEX is prepared to continue the listing of the Registrant’s common stock subject to certain conditions.
On April 26, 2006, the AMEX sent a letter to the Registrant stating that based on a review of Registrant’s Form 10-KSB for the year ended December 31, 2005, the Registrant did not meet certain of the AMEX’s continued listing standards as set forth in Part 10 of the AMEX Company Guide. Specifically, the Registrant did not meet the requirement of shareholders’ equity of $4,000,000 and the Registrant had losses from continuing operations in three out of its four most recent fiscal years. In the letter, the AMEX gave the Registrant until May 26, 2006 to submit a plan of action that the Registrant has taken and will take to bring the Registrant into compliance with the AMEX Company Continued Listing Standards. On May 24, 2006, the Registrant submitted a plan to the AMEX for regaining compliance based on the Registrant’s proposed acquisition of Jade Pharmaceuticals, Inc. The Registrant plans to close the Jade acquisition in the third quarter of 2006. The AMEX has indicated its willingness to continue the listing of the Registrant’s common stock through the end of the third quarter of 2006, at which time the Registrant expects to be in full compliance with the AMEX continued listing standards.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release, dated July 24, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.
By:	/s/ Gary L. Dreher
	Name:	Gary L. Dreher
	Title:	President and Chief Executive Officer

Dated: July 24, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated July 24, 2006.